SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  _____________________________

                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


Date of Report (date of earliest event reported) October 31, 1996

                        GIANT GROUP, LTD.
  --------------------------------------------------------------
      (Exact name of registrant as specified in its charter)


     Delaware                1-4323               23-0622690
------------------     ---------------- --------------------
(State or other        (Commission File (I.R.S. Employer
jurisdiction of             Number)            Identification
incorporation or                                  Number)
organization)


150 El Camino Drive, Suite 303
   Beverly Hills, California                           90212
------------------------------                      ---------
(Address of principal executive                     (Zip Code)
          offices)

       Registrant's telephone number, including area code
                          (310) 273-5678


                          Not applicable
-----------------------------------------------------------------
  (Former name or former address, if changed since last report)


                                               Page 1 of 3 Pages



<page-2>

ITEM 2.  ACQUISITION OF ASSETS

   On October 31, 1996, the Company announced the formation of a new, wholly-owned subsidiary, GIANT MARINE GROUP, LTD., to formulate, develop and implement a unique concept in the boating world. As part of this plan, the Company has acquired a Swedeship and a Feadship from Oakcliff Limited and de Vries Scheepsbouw b.v., respectively, at a cost of approximately $21,000,000 determined as a result of arms length negotiations. The Company paid cash of approximately $10,500,000 and the balance will be paid in installments of $1,000,000, beginning in January 1997, with the balance due on March 15, 1997. The source of funds for the purchase was working capital. One boat had been previously used for boating by the seller and the other was held for resale. One of the boats will be delivered shortly to a shipyard for renovations. When the boats are ready for full utilization and international marketing, complete details of the plan will be announced.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

   (a) Financial statements are not applicable in the filing of this Form 8-K.

   (b) The unaudited pro forma effect on the Company's Consolidated Statement of Operations, if this purchase was made on January 1, 1996, would be a pre-tax reduction of interest and investment income of approximately $800,000 for the nine-months ended September 30, 1996 and $1,050,000 for the year ended December 31, 1995. The Company's cash and cash equivalents and short-term investments available-for-sale would have been sufficient to purchase the boats and provide the on-going working capital requirements of the Company.

   (c)    No exhibits are included in the filing of this Form 8-K.




<page-3>
                            SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   GIANT GROUP, LTD.


Dated: November 13, 1996           By:   /s/ Cathy L. Wood
                                        --------------------
                                        Cathy L. Wood,
                                        Vice President and
                                        Treasurer
                                        Chief Financial Officer